EXHIBIT 4.1












                           HOME SHOPPING NETWORK, INC.,

                         SILVER KING COMMUNICATIONS, INC.

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                        _________________________________

                           FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 20, 1996

                                       to

                                    INDENTURE

                            Dated as of March 1, 1996
                        _________________________________

                                   $100,000,000

           5.875% Convertible Subordinated Debentures Due March 1, 2006


                   FIRST SUPPLEMENTAL INDENTURE, dated as of December 20, 1996, among HOME SHOPPING NETWORK, INC., a Delaware cor-poration ("HSN"), SILVER KING COMMUNICATIONS, INC., a Delaware corporation ("Silver King"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation (the "Trustee"), as Trustee. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

                   WHEREAS, HSN and the Trustee have entered into an Indenture, dated as of March 1, 1996 (the "Indenture"), pro-viding for the issuance of 5.875% Convertible Subordinated Debentures Due March 1, 2006 (the "Debentures"), in the aggregate principal amount not to exceed $100,000,000;

                   WHEREAS, HSN, House Acquisition Corp., a Delaware corporation and a subsidiary of Silver King ("Sub"), Silver
         King and Liberty HSN, Inc., a Colorado corporation ("Liberty HSN"), have entered into an Agreement and Plan of Exchange and Merger, dated as of August 25, 1996 (the "Merger Agreement"), pursuant to which (i) immediately prior to the merger of Sub with and into HSN (the "Merger"), Liberty HSN will exchange all of its shares of HSN common stock, par value $.01 per share
         ("HSN Common Stock") and approximately 4% of its shares of HSN Class B common stock, par value $.01 per share ("HSN Class B Common Stock"), for an equal number of shares of, respectively, common stock and Class B common stock of Sub, and such shares of HSN Common Stock and HSN Class B Common Stock received by
         Sub will be cancelled in the Merger; (ii) in the Merger, (a)
         Sub will merge with and into HSN, (b) HSN will be the surviving corporation, (c) each outstanding share of HSN Common Stock
         (other than shares held by Sub or HSN) will be converted into the right to receive 0.45 of a share of Silver King common stock, par value $.01 per share ("Silver King Common Stock"),
         (d) each outstanding share of HSN Class B Common Stock (other than shares held by Sub or HSN) will be converted into the right to receive 0.54 of a share of Silver King Class B common stock, par value $.01 per share ("Silver King Class B Common Stock"), a portion of which (up to 2,644,299 shares (subject to adjustment)) will not be issued at the time of the Merger but will instead be represented by Silver King's contractual obligation to issue such shares to Liberty HSN upon the occurrence of certain events (the "Contingent Rights"), and (e) each outstanding share of Sub common stock and Sub Class B common stock will be converted into one share, respectively, of Common Stock and Class B Common Stock of HSN, as the surviving corporation in the Merger (upon consummation of these transactions, Silver King will own at least 80.1% of the surviving corporation and Liberty HSN will own not more than 19.9% of the surviving corporation); and (iii) after the Merger and the issuance of all shares of Silver King Class B Common


         Stock under the Contingent Rights, at such time or from time to time as Liberty HSN or its permitted transferee may be allowed under applicable regulations to hold additional shares of Silver King stock, Liberty HSN or its permitted transferee will exchange its stock of the surviving corporation for additional Silver King stock at the same exchange ratios of 0.45 of a share of Silver King Common Stock for each share of the surviving corporation's common stock owned by Liberty HSN or its permitted transferee and 0.54 of a share of Silver King Class B Common Stock for each share of the surviving corporation's Class B common stock owned by Liberty HSN or its permitted transferee, whereupon HSN would become a wholly-owned subsidiary of Silver King;

                   WHEREAS, Section 5.1 of the Indenture permits HSN to merge with another corporation provided certain conditions are satisfied;

                   WHEREAS, Section 9.1 of the Indenture authorizes HSN and the Trustee to enter into a supplemental indenture without the consent of any Holders to, among other things, make provisions with respect to the conversion rights of the Holders pursuant to the requirements of Section 11.11 of the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the rights of any Holders;

                   WHEREAS, pursuant to the Merger Agreement, Silver King has agreed that it will make reasonable efforts to become jointly liable with HSN or to guarantee the obligations of HSN under the Indenture as of the Effective Time (as defined in the Merger Agreement);

                   WHEREAS, HSN and Silver King desire to execute a supplemental indenture pursuant to Section 11.11 of the Indenture to provide for conversion rights of the Holders in connection with the Merger;

                   WHEREAS, the execution of this First Supplemental Indenture and Silver King's assumption of its obligations hereunder are intended to be part of the plan of reorganization which includes the Merger;

                   WHEREAS, HSN has furnished the Trustee with a resolution of the Board of Directors of HSN authorizing the execution of this First Supplemental Indenture; and

                   WHEREAS, all things necessary to authorize the assumption by Silver King as a joint and several obligor with HSN of HSN's obligations under the Indenture and to make this


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         First Supplemental Indenture a valid supplement of the
         Indenture have been satisfied.

                   NOW, THEREFORE, each party hereto, for the benefit of the other parties hereto and the equal and proportionate benefit of the Holders, is executing and delivering this First Supplemental Indenture and hereby agrees as follows:


                                   ARTICLE ONE

                            Assumption of Obligations

                   SECTION 1. Silver King hereby assumes as a joint and several obligor with HSN, from and after the Effective Time, all of the obligations of HSN under the Debentures and the Indenture including, without limitation, the due and punctual payment of the principal of and interest on all the Debentures and the performance of every covenant of the Indenture on the part of HSN to be performed or observed.

                   SECTION 2. Silver King and HSN, from and after the Effective Time, by virtue of the assumption by Silver King, as set forth in Section 1 of this Article One, and the delivery of this First Supplemental Indenture, shall be joint and several obligors under the Indenture.


                                   ARTICLE TWO

                     Definitions and Other General Provisions

                   SECTION 1. The definition of the term "Common Stock" in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

                        "Common Stock" means any capital stock of any
              class of Silver King capital stock that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Silver King and which is not subject to redemption by Silver King.

                   SECTION 2.  The following terms shall be added to
         Section 1.1 of the Indenture in their respective appropriate alphabetical places:

                        "Effective Time" has the meaning ascribed to it
              in the Agreement and Plan of Exchange and Merger, dated as of August 25, 1996, by and among the Company, Silver King,




              House Acquisition Corp., a Delaware corporation and a subsidiary of Silver King, and Liberty HSN, Inc., a
              Colorado corporation.

                        "Silver King" means Silver King Communications,
              Inc., a Delaware corporation, and shall include its suc-cessors and assigns.

                   SECTION 3. The Form of Back of Security in the Indenture (attached thereto as Exhibit A and made a part thereof) is hereby amended by:

              (a) Deleting the reference to "Common Stock of the Com-pany" in paragraph (d) thereof and inserting in lieu thereof the words "Common Stock"; and

              (b) Deleting the reference to "$12.00" in paragraph (d) thereof and inserting in lieu thereof the figure "$26.67".


                                  ARTICLE THREE

                             Conversion of Debentures

                   SECTION 1. As a result of the Merger, without any action on the part of any Holders and in accordance with the provisions of Section 11.11 of the Indenture, on and after the Effective Time and during the period such Debenture shall be convertible as specified in Section 11.1 of the Indenture, each $1,000 principal amount of Debentures shall be convertible into shares of Silver King Common Stock, in accordance with the provisions of Section 11.11 of the Indenture, at an initial conversion price per share of $26.67, such conversion price being subject to subsequent adjustment after the Effective Time in accordance with the provisions of Section 11.11 of the Indenture. In lieu of fractional shares of Common Stock to which a Holder would otherwise be entitled upon conversion of Debentures pursuant to this Article, such Holder, in accordance with Section 11.3 of the Indenture, shall receive cash in an amount equal to the value of such fractional shares of Common Stock.

                   SECTION 2. Section 11.1 of the Indenture is hereby amended by deleting the reference therein to "Common Stock of the Company" and inserting in lieu thereof "Common Stock".

                   SECTION 3. Section 11.1 of the Indenture is hereby amended by deleting the reference to "$12.00" in the second paragraph thereof and inserting in lieu thereof the figure "$26.67".




                   SECTION 4. Section 11.2 of the Indenture is hereby amended by deleting the words "the Company shall issue and shall deliver" in the second sentence of the second paragraph thereof and inserting in lieu thereof the words "the Company shall cause Silver King to, and Silver King shall, issue and deliver".

                   SECTION 5.  Sections 11.4, 11.5, 11.6, 11.7, 11.8,
         11.9 and 11.11 of the Indenture are hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "Silver King".


                                   ARTICLE FOUR

                                  Miscellaneous

                   SECTION 1. As amended by this First Supplemental Indenture, the Indenture is in all respects ratified and con-firmed, and as so supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                   SECTION 2. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals of facts herein, all of which are made by HSN and Silver King, and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity, execu-tion or sufficiency of this First Supplemental Indenture.

                   SECTION 3. This First Supplemental Indenture shall become a legally effective and binding instrument upon the later of (i) the execution and delivery hereof by all parties hereto and (ii) the Effective Time.

                   SECTION 4. This First Supplemental Indenture may be executed in any number of counterparts and by the parties here-to in separate counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

                   SECTION 5. This First Supplemental Indenture shall be governed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to the principles of con-flicts of law.








                   IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                  HOME SHOPPING NETWORK, INC.


                                  By:  /s/ James Gallagher
                                      Name:   James Gallagher
                                      Title:  Executive Vice President,
                                              General Counsel and
                                              Secretary
         Attest:


         By:  /s/ Kevin J. McKeon
             Name:   Kevin J. McKeon
             Title:  Chief Financial Officer


                                  SILVER KING COMMUNICATIONS, INC.


                                  By:  /s/ Michael Drayer
                                      Name:   Michael Drayer
                                      Title:  Executive Vice President

         Attest:


         By:  /s/ Ilmar E. Tamm
             Name:   Ilmar E. Tamm
             Title:


                                  UNITED STATES TRUST COMPANY OF NEW
                                  YORK, as Trustee


                                  By:  /s/ Cynthia Chaney
                                      Name:   Cynthia Chaney
                                      Title:  Assistant Vice President

         Attest:


         By:  /s/ Patricia Stermer
             Name:   Patricia Stermer
             Title:  Assistant Vice President




         STATE OF NEW YORK   )
                             )  ss.:
         COUNTY OF NEW YORK  )

                   On the 18th day of December, 1996, before me personally came James Gallagher, to me know, who, being by me duly sworn, did depose and say that he is Executive Vice President, General Counsel and Secretary of Home Shopping Network, Inc., a Delaware corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                 /s/ Philip B. Devinsky
                                                     [Notarial Seal]
         STATE OF NEW YORK   )
                             )  ss.:
         COUNTY OF NEW YORK  )

                   On the 19th day of December, 1996, before me personally came Michael Drayer, to me know, who, being by me duly sworn, did depose and say that he is Executive Vice President of Silver King Communications, Inc., a Delaware corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                 /s/ Philip B. Devinsky
                                                     [Notarial Seal]
         STATE OF NEW YORK   )
                             )  ss.:
         COUNTY OF NEW YORK  )

                   On the 18th day of December, 1996, before me personally came Cynthia Chaney, to me know, who, being by me duly sworn, did depose and say that he is Assistant Vice President of United States Trust Company of New York, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said party; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said party, and that he signed his name thereto by like authority.

                                                 /s/ Christopher Grell
                                                     [Notarial Seal]


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